EXHIBIT 4.3

                                                                       Exhibit B

                            Form of Right Certificate

Certificate No.  R-                                                    ___Rights

                NOT EXERCISABLE AFTER October 28, 2012 OR EARLIER
                  IF REDEMPTION OCCURS. THE RIGHTS ARE SUBJECT
                 TO REDEMPTION AT $0.001 PER RIGHT ON THE TERMS
                       SET FORTH IN THE RIGHTS AGREEMENT.

                                Right Certificate

                                NORTH BAY BANCORP

            This certifies that ___________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of October 28, 2002 (the "Rights Agreement"), between NORTH BAY BANCORP, a California corporation (the "Company"), and REGISTRAR AND TRANSFER COMPANY (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m., California time, on October 28, 2002, at the office of the Rights Agent, or at the office of its successor as Rights Agent, one one-hundredth of a fully paid non-assessable share of Preferred Stock, no par value (the "Preferred Shares"), of the Company, at a purchase price of $_____ per Preferred Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed, along with the full Purchase Price. The number of Rights evidenced by this Right Certificate (and the number of Preferred Shares which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of September __, 2001, based on the Preferred Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of Preferred Shares which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

            This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the below-mentioned offices of the Rights Agent.


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

            This Right Certificate, with or without other Right Certificates, upon surrender at the principal offices of the Rights Agent may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right or Right Certificates for the number of whole Rights not exercised.

            Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at a redemption price of $.001 per Right.

            No fractional Preferred Shares (other than fractions which are integral multiples of one one-hundredth) will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Right Agreement.

            No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

            This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

            WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of ______________, ____.

ATTEST:                                      NORTH BAY BANCORP

By:                                          By:
    ------------------------------               -------------------------------

Countersigned:

---------------------------------.

By:
   -------------------------------
   Authorized Signature


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

                    Form of Reverse Side of Right Certificate

                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
               holder desires to transfer the Right Certificate.)

                  FOR VALUE RECEIVED
________________________________________________________________________________
hereby sells, assigns and transfers unto _______________________________________

                  (Please print name and address of transferee)

________________________________________________________________________________
this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________________Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated: ____________, 20__

                                            ------------------------------------
                                            Signature

Signature Guaranteed:

            Signatures must be guaranteed by a commercial bank or trust company, broker, dealer or other eligible institution which is a member in good standing of a medallion guaranty program approved by the Securities Transfer Association, Inc.


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

             Form of Reverse Side of Right Certificate -- continued

                          FORM OF ELECTION TO PURCHASE
                      (To be executed if holder desires to
                        exercise the Right Certificate.)

To:  NORTH BAY BANCORP

            The undersigned hereby irrevocably elects to exercise _______Rights represented by this Right Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued in the name of:

Please insert social security
or other identifying number

--------------------------------------------------------------------------------
                         (Please print name and address)

--------------------------------------------------------------------------------

If such  number of Rights  shall not be all the Rights  evidenced  by this Right
Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

--------------------------------------------------------------------------------
                         (Please print name and address)

Dated:  __________, 20__
                                                  ------------------------------
                                                  Signature

Signature Guaranteed:

            Signature must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

                                     NOTICE

            The signature in the foregoing forms of assignment and election must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.


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